EXHIBIT 23(a)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-46920 of Abrams Industries, Inc. and subsidiaries on Form S-8 of our report dated June 12, 2002 (July 17, 2002 as to Notes 8 and 19) appearing this Annual Report on Form 10-K of Abrams Industries, Inc. and subsidiaries for the year ended April 30, 2002.

Atlanta, Georgia

July 18, 2002